Quantinuum and Oracle Partner to Accelerate Hybrid Quantum Compute Adoption on Oracle Cloud Infrastructure

•Quantinuum’s most advanced quantum computer, Helios, will be deployed in a US-based OCI AI data center to enable hybrid quantum-AI workloads as an OCI service.
•Quantinuum and Oracle aim to support enterprise, AI lab, academic, and research applications spanning drug discovery, materials science, financial modeling, and large-scale optimization, including AI workloads.

BROOMFIELD, Colo. and AUSTIN, Texas — August 11, 2026 — Quantinuum (NASDAQ: QNT), a leading quantum computing company, and Oracle today announced a multi-year strategic partnership to bring quantum computing to Oracle Cloud Infrastructure (OCI). Under the partnership, OCI customers will be able to directly access Quantinuum’s Helios, the most accurate commercial quantum computer in the world,1 through OCI’s quantum service, alongside OCI’s high-performance computing (HPC) and GPU infrastructure.

Together, Quantinuum and Oracle plan to explore how hybrid quantum-AI infrastructure could address some of the most computationally intensive challenges facing enterprises and broaden access for universities and research institutions advancing scientific discovery and education. The partnership reflects a shared vision that the future of enterprise computing will be built on the convergence of AI, classical supercomputing, and quantum computing. Many complex problems across materials discovery, drug development, logistics, energy, and financial modeling already push the limits of today’s computing architectures.

“We believe the next phase of enterprise computing will be shaped by bringing quantum, AI, and high-performance computing together,” said Dr. Rajeeb Hazra, President and CEO of Quantinuum. “Deploying Helios inside OCI gives Quantinuum and Oracle an opportunity to create a unique deeply integrated environment for hybrid workloads, explore enterprise use cases with customers, and accelerate commercial adoption.

Quantum computing offers a fundamentally different approach to computation with the potential to address problems that are impractical for traditional systems alone. In addition, quantum computing uses significantly less energy than supercomputers. A single Helios system has an estimated power draw of less than one percent of the draw reported for leading supercomputers,2 offering a lower power complementary resource for suitable hybrid workloads.

“AI has changed what organizations can imagine, and we believe quantum computing can expand what they’re able to solve,” said Mahesh Thiagarajan, Executive Vice President of
1 Based on two-qubit gate fidelity as of December 31, 2025.
2 According to Tchakoute, R.N., et al. (2026) Energy-Aware Computing in the Year 2026., leading supercomputers use 16 MW to 39 MW of energy, whereas a single Helios unit uses approximately 60 kW without an HVAC system.

Oracle Cloud Infrastructure. “By bringing Quantinuum’s Helios to Oracle Cloud Infrastructure, we want to give developers a practical and secure way to explore how quantum computing could complement their existing AI and HPC workloads on Oracle Cloud Infrastructure while improving compute efficiency and energy use.”

With Quantinuum’s Helios on OCI, customers can expect to gain managed, secure access to cloud-hosted quantum computing without having to procure, install, or operate dedicated hardware or specialized facilities. Helios, launched commercially in November 2025, is Quantinuum’s third-generation quantum computer. The 98-physical-qubit trapped-ion system has been used in demonstrations involving 48 logical qubits and achieves an average two-qubit gate fidelity of 99.921%, exceeding the widely cited “three 9s” threshold. Helios is designed for hybrid integration with classical HPC and AI environments.

By operating on-premises within OCI’s infrastructure, Helios is anticipated to be able to integrate seamlessly with existing OCI compute, networking, storage, identity, and data services under the same governance and access controls customers already use. Oracle plans to preview its OCI quantum service in the coming months, giving developers a streamlined way to move from simulation to execution on real quantum computing hardware. The planned OCI quantum service is expected to combine Quantinuum’s development stack with support for open-source hybrid-programming frameworks, helping developers build, test, and refine quantum-classical applications more efficiently.

New Possibilities for Hybrid Quantum-AI Computing

“Our roadmap includes exploring classical-quantum hybrid computing to accelerate scientific discovery,” said Johannes Blaschke, Head of Scientific Computing, GBI at Ellison Institute of Technology. “QPUs promise to unlock new insights as they are very different from the hardware that we are used to. So having both GPUs and QPUs available within OCI would provide an all-in-one platform, simplify the operation of novel hardware, and help us move at speed from concept to execution by allowing our researchers to focus on innovation. It could herald in an exciting new phase for our work.”

“As quantum computing moves closer to enterprise adoption, simplifying how organizations access and integrate quantum resources has become just as important as advancing the hardware itself,” said Heather West, PhD, Global Quantum Research Lead at IDC. “Deploying quantum systems within private cloud environments enables organizations to integrate quantum computing into existing AI and HPC workflows through familiar cloud infrastructure and development tools, reducing barriers to adoption and making hybrid quantum-classical computing a practical part of enterprise IT.”

About Quantinuum

Quantinuum is a leading quantum computing company offering a full-stack platform designed to make quantum computing deployable in real-world environments. The company has commercially deployed multiple generations of trapped-ion based quantum systems built on the well-established QCCD architecture, which it has implemented with novel designs and capabilities to achieve the industry’s highest accuracy levels based on average two-qubit gate fidelity.3 Quantinuum has active engagements with market leaders across pharmaceuticals, material science, financial services, and government and industrial markets, as well as academic and research institutions globally. The company has a global workforce of approximately 800 employees, including top scientists and researchers. Over 70% of its technology team holds PhDs or Master’s degrees. Quantinuum’s headquarters is in Broomfield, Colorado, with additional facilities across the United States, United Kingdom, Germany, Japan, Qatar, and Singapore. For more information, please visit www.quantinuum.com.

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

Trademarks

Oracle, Java, MySQL and NetSuite are registered trademarks of Oracle Corporation. NetSuite was the first cloud company—ushering in the new era of cloud computing.

Media Contacts
Aaron Sorenson
Quantinuum
aaron.sorenson@quantinuum.com
Carolin Bachmann
Oracle
carolin.bachmann@oracle.com

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3 As of December 31, 2025.

looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. Such statements are based on certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. New factors emerge from time to time, and it is not possible for Quantinuum to predict all such factors. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Quantinuum does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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